Exhibit 99.1

BCCLP, inc. Dear Boston Capital Tax Credit Fund II L.P. Investor: CONSENT TO LIQUIDATE BOSTON CAPITAL TAX CREDIT FUND II L.P.: Tax Credit Fund II L.P. Please watch your mail for the liquidation consent solicitation ballot and materials. You are urged to read the consent solicitation statement when you receive it because it will contain important information. This document will be filed with the SEC and investors may obtain a free copy of it and the company's periodic filings at the SEC’s Internet web site at www.sec.gov. If you have any questions, please call us at 800-955-2733. Investor Services for Boston Capital One Boston Place Boston, MA 02108-4406 Phone: 800-955-2733 Fax: 617-624-8999 You will be receiving a ballot to vote your BACs to liquidate your investment in Boston Capital A majority of BAC Holders must vote in favor for a liquidation to occur.

BCCLP, inc. c/o Boston Capital One Boston Place Boston, MA 02108 www.bostoncapital.com BOSTON CAPITAL TAX CREDIT FUND II L.P. LIQUIDATION NOTICE Presorted First Class U.S. Postage PAID Brockton, MA Permit No.372